Exhibit 10.44

FIRST AMENDMENT TO MOBILE INFRASTRUCTURE CORPORATION AND

MOBILE INFRA OPERATING PARTNERSHIP, L.P.

LTIP UNIT AWARD AGREEMENT

This First Amendment to Mobile Infrastructure Corporation and Mobile Infra Operating Partnership, L.P. LTIP Unit Award Agreement (this “Amendment”) is entered into as of [•] by and between Mobile Infra Operating Company, LLC, a Delaware limited liability company (the “LLC”) and [•] (the “Participant”, together with the LLC, the “Parties”).

WITNESSETH:

WHEREAS, in consideration of the mutual agreements set forth therein and for other good and valuable consideration, the receipt and sufficiency of which were thereby acknowledged, Mobile Infra Operating Partnership, L.P. (a predecessor entity to the LLC) issued to the Participant on [•] an award (the “Award”) of LTIP Units pursuant to the terms of that certain Mobile Infrastructure Corporation and Mobile Infra Operating Partnership, L.P. LTIP Unit Agreement dated [•] (the “Agreement”); and

WHEREAS, pursuant to Section 4.7 of the Agreement, the Agreement may be amended in whole or part at any time by the Compensation Committee of the Board of Directors of Mobile Infrastructure Corporation or its successor (the “Administrator”); and

WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger Agreement, dated as of December 13, 2022, as amended by the First Amendment to Agreement and Plan of Merger, dated as of March [__], 2023, between Mobile Infrastructure Corporation (“MIC”) and Fifth Wall Acquisition Corp. III (“Fifth Wall”), MIC merged with and into Fifth Wall, with Fifth Wall surviving (the “Merger”); and

WHEREAS, in connection with the Merger, which was effective on [•], the Administrator and Fifth Wall desire for the Award and the Agreement to be assumed under the Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan (the “Plan”) and the Parties desire to enter into this Amendment to effect such assumption; and

WHEREAS, following the Merger, the Compensation Committee of the Board of Directors of Fifth Wall is the successor to the Administrator and, pursuant to Article 11 of the Plan, the Administrator (as defined in the Plan) of the Plan (the “Plan Administrator”); and

WHEREAS, the Plan permits awards to be granted in connection with a corporate transaction including by assumption of an outstanding equity award granted by an entity that is party to such a transaction (such award defined as a “Substitute Award” under the Plan); and

WHEREAS, pursuant to Section 3.1 of the Plan, the Plan Administrator has the ability to grant awards, including Substitute Awards, under the Plan.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and the Plan Administrator hereby agree that the Agreement shall be amended by adding the following Section 3.11 to the Agreement:

3.11 Assumption of Award under Plan. Effective as of [•], in connection with the merger of Mobile Infrastructure Corporation with and into Fifth Wall Acquisition Corp. III (“Fifth Wall”), Fifth Wall hereby succeeds to Mobile Infrastructure Corporation and the Award is hereby assumed under the Plan and shall be treated as a Substitute Award as defined therein. To the extent the terms of the Plan conflict with the terms of this Agreement, the terms of the Plan shall control.

This Amendment may be executed in multiple counterparts, including by electronic signature or DocuSign, each of which shall constitute an original instrument but all of which shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereunto have executed this Amendment as of the date first written above.

MOBILE INFRA OPERATING Company, LLC:	PARTICIPANT:

By:
Name:	Name:
Title:

MOBILE INFRASTRUCTURE CORPORATION

By:
Name:
Title:

3